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                                                                    Exhibit 10.2

      SUMMARY OF COMPENSATION ARRANGEMENTS FOR THE COOPERATIVES DIRECTORS,
                          amended as of March 23, 2006

Compensation Arrangements for Directors

Directors of the Cooperative are paid an annual retainer. Each director who is a member-grower receives an annual retainer of $8,000, except Mr. Call, who also serves as Chairman of the Board of Directors of the Cooperative and receives an annual retainer of $12,000. Each non-member grower director, namely Mr. Lipinski, Mr. Harrington Jr. and Mr. Stotz receive an annual retainer of $20,000.

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